UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2006

EVERGREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Oregon
(State or other jurisdiction of incorporation or organization)

333-109667-04	91-1797880
(Commission file number)	(IRS Employer Identification No.)

3850 Three Mile Lane, McMinnville, Oregon	97128-9496
(Address of principal executive offices)	(Zip Code)

503-472-9361
(Registrant’s telephone number, including area code)

NONE
         (Former name, former address and former fiscal year, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 8, 2006, Evergreen International Aviation, Inc. ("Evergreen Aviation"), a subsidiary of Evergreen Holdings, Inc., issued a press release stating that more than a majority in aggregate principal amount of its outstanding 12% Senior Second Secured Notes Due 2010 had been validly tendered pursuant to the provisions of its tender offer and consent solicitation for any and all of its outstanding Notes. As of the expiration of the consent solicitation, holders of approximately 97.94% of the Notes had tendered and consented to the proposed amendments to the indenture governing the Notes. Subject to the satisfaction or waiver of the remaining conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated July 20, 2006, Evergreen currently intends to accept the entire amount of Notes tendered pursuant to the tender offer and consent solicitation. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Exhibits.

Exhibits. The following document is filed as an exhibit to this Form 8-K:

99.1 Press Release dated August 8, 2006.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVERGREEN HOLDINGS, INC.
(Registrant)

Date: August 8, 2006	/s/ John A. Irwin
John A. Irwin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 8, 2006.